AMENDMENT TO MODIFICATION AGREEMENT


         AMENDMENT TO MODIFICATION AGREEMENT dated as of November 12, 1999
(the "Agreement"), among the entities listed on the signature page attached hereto (collectively referred to as the "Investors" or individually as an "Investor"), and DYNATEC INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Utah (the "Company"), and trading on the Nasdaq SmallCap Stock Market under the symbol "DYNX."

                             Recitals

         WHEREAS, the parties to the Agreement previously have entered into a Convertible Debenture and Private Equity Line of Credit Agreement dated as of May 22, 1998 (the "Line of Credit Agreement"), a Registration Rights Agreement dated as of May 15, 1998 (the "Registration Rights Agreement"), and an Escrow Agreement dated as of May 15, 1998 (the "Escrow Agreement," and together with the Line of Credit Agreement and the Registration Rights Agreement, the "Funding Agreements"); and

         WHEREAS, the Company, the Investors and Settondown Capital International Ltd., entered into Modification Agreement dated as of June 25, 1999 (the "Modification Agreement"). Under the Modification Agreement, the parties agreed to certain modifications to the Funding Agreements as set forth therein; and

         WHEREAS, the Company and the Investors desire to amend the terms and conditions of the Modification Agreement as set forth below.

                             Agreement

         NOW, THEREFORE, in consideration of the covenants and mutual promises below and other good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge by their signatures appearing below, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

         1. Section 4 of the Modification Agreement is deleted and replaced with the following language:

                  Section 4. Amendment to Obligation to Pay Liquidated Damages. Pursuant to the Funding Agreements, including but not limited to
         Section 3(e) of the Registration Rights Agreement, the Company is obligated to pay liquidated damages to the Investors as a result of the Company's failure to have the Registration Statement declared effective by the SEC by the deadline set forth in the Funding Documents. Because the Company has been unable to comply with this requirement, the Company is presently obligated to pay the sum of Forty-five Thousand Dollars ($45,000) per month to the Investors until such time as the Registration Statement is effective, which amount was accrued and paid by the Company for the period of September 23, 1998 through and including February

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         23, 1999.  The Investors and the Company  hereby agree that the Company shall accrue amounts owed for liquidated damages for the period from February 24, 1999 through and including June 23, 1999, which amount shall be payable upon demand therefor by the Investors in cash or stock, at the Company's option. The Investors may demand payment of such accrued liquidated damages at any time after February 15, 2000. If the Investors demand payment of such amount and the Company elects to pay such amount in shares of its common stock, the number of shares issuable upon such payment shall be determined by dividing the total dollar amount of accrued liquidated damages to be paid in common stock by the one hundred percent (100%) of the average of the closing bid prices of the Company's common stock as quoted on the Nasdaq SmallCap Market for the five (5) trading days immediately preceding the date such payment demand is made by the Investors. The Company agrees that it will cause such shares issued as payment for accrued liquidated damages to be issued and delivered to the Investors within five (5) business days after demand for payment is made by the Investors. No liquidated damages shall accrue for the period from June 24, 1999 to February 15, 2000 but liquidated damages shall accrue from and after February 15, 2000 as described in the Funding Agreement, which liquidated damages shall be payable in cash or common stock at the Company's option as set forth above in this Section 4.

         2. Section 6 of the Modification Agreement is deleted and replaced with the following language:

                  Section 6. Amendment of Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the SEC the Registration Statement covering the shares underlying the Convertible Debentures, the Placement Agent Shares, the Additional Debentures, the shares issuable under the Equity Line of Credit, and the shares underlying the Warrants. In light of the cancellation of the Equity Line of Credit pursuant to Section 1 above, the termination of the obligation of the Company to issue additional Placement Agent Shares pursuant to Section 2 above, and the termination of the obligation to issue or purchase the Additional Debentures pursuant to Section 3 above, the parties to this Agreement, who are also the parties to the Registration Rights Agreement hereby agree that the Registration Rights Agreement shall mean and be enforceable as follows:

                           (a) The term "Convertible Debentures," as used in the
                  Registration Rights Agreement, shall mean the One Million Five Hundred Thousand ($1,500,000) principal amount of Convertible Debentures, but shall exclude the Additional Debentures.

                           (b) The terms "Stock" or "Securities" of the Company,
                  as used in the Registration Rights Agreement, shall mean the shares of common stock underlying the principal amount of the Convertible Debentures and the shares of common stock underlying

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                  the  Warrants  issued and  outstanding  as of the date of this
                  Agreement (together with the shares of common stock underlying the Warrants issued to the Placement Agent).

                           (c) The  parties to this  Agreement  intend that this
                  Section 6 amend and supersede any conflicting terms in the Registration Rights Agreement.

         3. Section 7(a) of the Modification Agreement is deleted and replaced with the following language:

                           (a) No Mandatory Conversion. Notwithstanding anything to the contrary in the Funding Agreements or in the Convertible Debentures, the Convertible Debentures shall not automatically be converted into shares of the Company's common stock at the Maturity Date.

         4. Section 13 of the Modification Agreement is deleted and replaced with the following language:

                  Section  13.  Rescission.  At the  option  of  the  Investors,
         Section 4 of this Agreement may be rescinded if (i) the Registration Statement is not declared effective on or before February 15, 2000, or
         (ii) if the Company fails to obtain the approval of the transactions contemplated by the Funding Agreements as contemplated by Section 6.13 of the Line of Credit Agreement or otherwise before February 15, 2000; or (iii) if the Company does not timely deliver cash or common stock pursuant to Section 4 of this Agreement. In the event of rescission of
         Section 4 of this Agreement pursuant to this Section 13, all liquidated damages otherwise payable under the Funding Agreements shall be deemed to have accrued at all times during the term of this Agreement and shall be due and payable in accordance with the terms of the Funding Agreements, assuming the parties had never executed and delivered this Agreement.

         5. Registration Rights. The Company covenants that it will prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on an appropriate form, determined by the Company in consultation with its securities counsel, covering resales of the shares of common stock issuable by the Company for interest accrued and, to the extent possible, accruing with respect to the principal amount of the Convertible Debentures, and covering resales of the shares of common stock issuable by the Company as liquidated damages under the Modification Agreement, as amended hereby. The Company further covenants that it will file the registration statement referred to in the preceding sentence within thirty (30) days after the effective date of the registration statement filed pursuant to the Funding Agreements, and to use its best efforts to cause such registration statement to be declared effective by the Commission as soon as possible thereafter and to keep such registration statement effective for a period of six (6) months from the effective date of such registration statement.

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         6. Counterparts.  This Agreement may be executed in counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an original signature shall have the same effect as an original signature.

         7. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein.

         9. Entire Agreement. This Agreement is the final expression of, and contains the entire Agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. The parties to this Agreement expressly intend to amend certain terms of the Modification Agreement and the other documents and instruments modified thereby, including the Line of Credit Agreement and the Registration Rights Agreement, and intend that the terms of this Agreement shall control in the event of any disagreement between the terms of this Agreement and the Modification Agreement, the Line of Credit Agreement or the Registration Rights Agreement.

         10. Definitions. Capitalized terms used in this Agreement but not specifically defined in this Agreement shall have the meanings set forth in the Funding Agreements.

         11. Limited Effect of Amendment. Except to the extent specifically modified or amended by this Agreement, the terms and conditions of the Funding Agreements, as modified by the Modification Agreement, shall not be amended, modified, superceded or affected in any way and shall continue to have full force and effect on the parties thereto.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the 12th day of November, 1999.


DYNATEC INTERNATIONAL, INC.             ELLIS ENTERPRISES



By: /s/                                 By: /s/
   ---------------------------------       -------------------------------------
Its:   Chief Executive Officer          Its:     Director



By: /s/
   ---------------------------------
Its: Chief Financial Officer            TLG REALTY



                                        By: /s/
                                           -------------------------------------
                                        Its:           President
                                            ------------------------------------

                                        BALMORE FUNDS, S.A.



                                        By: /s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        AUSTOST ANSTALT SCHAAN



                                        By: /s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        HEWLETT FUND



                                        By: /s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

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